UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 4, 2009

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                          Compensatory Arrangements of Certain Officers.

Mr. Ruediger Naumann-Etienne resigned as a member of the Board of Directors (the “Board”) of Bio-Rad Laboratories, Inc. (the “Company”) effective December 4, 2009. Mr. Naumann-Etienne was an independent director and a member of the Audit and Compensation Committees of the Board.  Mr. Naumann-Etienne’s resignation is not related to any disagreement with the Company’s operations, policies or practices.

On December 9, 2009, the Company notified the New York Stock Exchange (“NYSE”) that the Company does not comply with the audit committee composition requirements under Section 303A.07(a) of the NYSE Listed Company Manual as a result of the resignation of Mr. Naumann-Etienne.  This resignation left the Company with only two independent directors serving on its Audit Committee rather than the requisite three independent directors.  The Company is currently seeking a replacement for Mr. Naumann-Etienne to serve on the Board and the Audit Committee of the Board and intends to regain compliance with the requirements of Section 303A.07(a) of the NYSE Listed Company Manual as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	December 9, 2009	By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Vice President, Chief Financial Officer